Exhibit 10.o

GUARANTY

THIS GUARANTY is made and entered into as of the 19th day of December, 2007 by SAUL CENTERS, INC., a Maryland corporation, having an address at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814 (“Guarantor”), in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association, whose address is 1650 Tysons Boulevard, Suite 250, McLean, Virginia 22102, Attention: Real Estate Banking Group, Division Head (“Agent”) as administrative agent and sole lead arranger for itself and for the other financial institutions (collectively, the “Lenders”) which are or may become parties to the Credit Agreement (as herein defined).

WITNESSETH THAT:

WHEREAS, the Lenders have agreed upon certain conditions to make a revolving loan to SAUL HOLDINGS LIMITED PARTNERSHIP, a Maryland limited partnership (“Borrower”), in the aggregate principal amount of up to One Hundred Fifty Million and 00/100ths Dollars ($150,000,000.00) (“Loan”), as such amount may be increased from time to time, pursuant to that certain Revolving Credit Agreement of even date herewith between Agent, Lenders and Borrower (as amended from time to time, the “Credit Agreement”), which Loan shall be evidenced by one or more Unsecured Revolving Promissory Notes of even date herewith (whether one or more, as modified, amended, restated or replaced from time to time, the “Note”) in the aggregate face amount of $150,000,000.00 (as may be increased pursuant to the Credit Agreement); and

WHEREAS, Borrower has on this date executed and delivered to Agent the Note, the Credit Agreement, and certain other Loan Documents more particularly defined in the Credit Agreement;

WHEREAS, the Guarantor is the sole general partner of Borrower; and

WHEREAS, in order to induce Lenders to make the Loan, and as additional security for the Loan and for all sums advanced under the Note, the Credit Agreement, and the other Loan Documents, and for the payment and performance by Borrower of its obligations under the Note, the Credit Agreement and the other Loan Documents, Borrower has agreed to obtain, and Guarantor has agreed to execute, deliver and perform, this Guaranty; and

WHEREAS, Lenders have refused to make the Loan to Borrower or to make any advances under the Loan Documents unless this Guaranty is executed by Guarantor and is delivered to Agent on behalf of Lenders.

NOW, THEREFORE, in consideration of the Lenders’ agreement to make the Loan to Borrower in accordance with the terms of the Loan Documents, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby covenants and agrees with Agent and Lenders as follows:

1.    Guarantor, for itself, its heirs, executors, administrators, personal representatives, legal representatives, successors and assigns, hereby primarily, unconditionally, absolutely and irrevocably, guaranties to Agent and Lenders and to their respective successors and assigns that all payments due and payable under the Note, including, but not limited to, payments of principal, interest (including, but not limited to, interest accruing under the Note after the filing of any petition under applicable federal bankruptcy laws and any amounts paid by Borrower to Agent or Lenders and required to be disgorged by Lenders or Agent as preferential payments under any applicable bankruptcy laws) and all other amounts owing under the Loan Documents, shall be fully and punctually paid in accordance with the terms of the Note, as and when due, and whether or not accelerated pursuant to the terms of the Note, that Borrower shall fully and punctually pay, comply with and perform all of the obligations, terms, covenants and conditions of the Loan Documents to be by it paid, complied with and performed, and that all warranties and representations made by Borrower in the Loan Documents and/or in connection therewith are true and correct in all material respects; and, if the payments due and payable under the Loan Documents shall not be so paid, and/or if Borrower shall fail or refuse to so pay, comply with or perform said obligations, terms, covenants and conditions of the Loan Documents, Guarantor shall fully and punctually so pay such payments and shall so pay, comply with and perform the obligations, terms, covenants and conditions with respect to which Borrower has failed or refused to pay, comply with or perform, whether or not the Note has been accelerated pursuant to the terms thereof, shall pay the attorneys’ fees and court costs incurred by Agent and Lenders in enforcing or protecting, or obtaining the right to enforce or protect, whether in bankruptcy court, probate court or otherwise, any of the rights, remedies or recourses of Agent hereunder or thereunder (prior to trial, at trial and on appeal and whether or not Agent prevails therein), and shall reimburse Agent and the Lenders for all damages suffered thereby as the result of the incorrectness or untruthfulness of said warranties and representations, all without cost or expense to Agent and Lenders. The obligations and liabilities of Guarantor hereunder shall be primary and not secondary. In addition to all other rights of Agent and Lenders to accelerate the indebtedness evidenced by the Note, if (a) an event of default shall occur which, pursuant to the terms of the Note, would entitle Agent to accelerate said indebtedness, but (b) there shall be filed with respect to Borrower a petition in bankruptcy or similar relief under the United States Bankruptcy Code or any similar law, and by reason of such filing or as a result of any order of court, Agent shall be prevented from accelerating or collecting said indebtedness, then Agent shall have the right, on behalf of Lenders, to demand from Guarantor payment in full of, and Guarantor shall pay in full, all indebtedness evidenced or secured by the Loan Documents, including all principal, interest, costs, expenses, fees and charges, whether or not then due and payable by Borrower. This is a guaranty of payment and performance and not of collection only.

2.    The Note, the Credit Agreement, and all other Loan Documents are hereby made a part of this Guaranty by reference thereto with the same force and effect as if fully set forth herein. Guarantor hereby acknowledges having received a true, correct and complete copy of each of the Loan Documents.

3.    Guarantor hereby agrees that Agent may take other guaranties, collateral or security to further secure the Loan Documents, or any of them, and consents that any of the obligations, terms, covenants and conditions contained in the Loan Documents may be renewed, altered, extended, changed, modified or released at the written direction of or with the written consent of Agent on behalf of Lenders, without in any manner affecting this Guaranty or releasing Guarantor herefrom, and without the further consent of or notice to Guarantor, and Guarantor shall continue to be liable hereunder to pay and perform pursuant hereto and to the Loan Documents, as so renewed, altered, extended, changed, modified or released, and notwithstanding the taking of such other guaranties, collateral or security. This Guaranty is additional and supplemental to any and all other guaranties heretofore or hereafter executed by Guarantor, or by any other person, party or entity for the benefit of Agent, Borrower or any other person, party or entity, in connection with the Loan, or any property, or relating to the Loan Documents or any other loan documents, and shall not supersede or be superseded by any other document or guaranty executed by Guarantor, or by any other person, party or entity, for any purpose. Guarantor hereby agrees that (a) all or any part of any collateral may be released from, and any new or additional security may be added to, the lien and security interest of the Loan Documents; (b) Borrower, Guarantor and any additional parties who are or may become liable for payment or performance of the Loan Documents may hereafter be released from its or their liability hereunder and/or under the Loan Documents; and (c) Agent may perfect or fail to perfect, or to continue the perfection of, any lien or security interest; and

Agent may take, or delay in taking, or refuse to take, any and all action with reference to the Loan Documents (regardless of whether the same might vary the risk or alter the rights, remedies or recourses of Guarantor), including specifically the settlement or compromise of any amount allegedly due thereunder, all without notice to, consideration to or the consent of Guarantor, and without in any way releasing, diminishing or affecting the absolute nature of Guarantor’s obligations and liabilities hereunder.

4.    Guarantor hereby waives any and all legal requirements that Agent, on behalf of Lenders, or their respective successors or assigns, must institute any action or proceeding at law or in equity or exhaust their rights, remedies and/or recourses against Borrower or anyone else with respect to the Loan Documents, as a condition precedent to bringing an action against Guarantor under this Guaranty. Guarantor agrees that Agent, on behalf of Lenders, may simultaneously maintain an action upon this Guaranty and an action or proceeding upon the Note or the Credit Agreement, and/or to foreclose or otherwise enforce the other Loan Documents. All remedies afforded to Agent and Lenders, and their successors or assigns, by reason of this Guaranty and the Loan Documents, are separate and cumulative remedies, and no one of such remedies, whether exercised by Agent, Lenders, or their respective successors or assigns, or not, shall be deemed an exclusion of any of the other remedies available to Agent, Lenders or their respective successors or assigns, at law, in equity, by statute, under the Loan Documents, hereunder or otherwise, and shall in no way limit or prejudice any such other remedies which Agent, Lenders, or their respective successors or assigns, may have. Guarantor further waives any requirement that Agent demand or seek payment or performance by Borrower or by any other party of the amounts owing or the covenants to be performed under the Loan Documents, as a condition precedent to bringing any action against Guarantor under this Guaranty, it being agreed that a failure to pay, comply with or perform the obligations, terms, covenants and conditions herein guarantied, or any breach of a representation or warranty herein guarantied, shall, without further act, make Guarantor liable as herein set forth. All payments made by Borrower, by Guarantor or by any other party, and/or the proceeds of any security, may be applied by Agent upon such items of indebtedness owed to Agent pursuant to the Loan Documents in such order as Agent may determine, whether the same be due or not.

5.    Guarantor specifically agrees that, in the event of the foreclosure of any collateral for the Loan or sale of any property, and in the event the proceeds thereof are not sufficient to pay in full the indebtedness secured thereby, Guarantor shall be and hereby is expressly made liable to Agent for the amount of the deficiency, notwithstanding any provision of any law or contract which may prevent Agent from enforcing such deficiency against, or collecting such deficiency from, Borrower, or its successors or assigns, or which provides that the indebtedness has been satisfied as the result of the foreclosure thereof.

6.    Until the indebtedness evidenced and secured by the Loan Documents is indefeasibly paid in full, and until each and all of the terms, covenants and conditions of the Loan Documents and of this Guaranty are fully performed, Guarantor shall not be released by any act, omission or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay by Agent, Lenders, or their respective successors or assigns, or its or their failure to proceed promptly or otherwise, or by reason of any further obligation or agreement between Borrower and/or the then owner of any collateral for the Loan and Lenders, relating to the payment of any sum evidenced thereby or to any of the other terms, covenants and conditions contained therein or in the other Loan Documents, and Guarantor hereby expressly waives and surrenders any defense to liability hereunder based upon the foregoing acts, omissions, things, waivers, extensions, modifications, forbearances, delays, obligations, agreements, or any of them. Guarantor also waives any defense arising by virtue of any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, incompetence, liquidation or dissolution of Borrower, Guarantor or any other surety, co–maker, endorser or guarantor, even though rendering the

Note or any of the other Loan Documents invalid, void, unenforceable or otherwise uncollectible, it being agreed that Guarantor shall remain liable hereunder, regardless of whether Borrower, any other guarantor or any other person, firm or entity be found not to be liable thereunder or hereunder for any reason, and regardless of any claim which Guarantor might otherwise have against Agent and Lenders by virtue of Agent’s or any Lender’s invocation of or failure to invoke any right, remedy or recourse given to it hereunder or under the Loan Documents. No change in the ownership of Borrower or Guarantor shall affect or change the terms of this Guaranty or in any way change or reduce the liability of Guarantor hereunder.

7.    Guarantor hereby waives diligence in collection, presentment for payment, demand, protest, notice of nonpayment, notice of protest and of dishonor, notice of extension of time for payment, notice of acceptance hereof, notice of future advances, notice of default, notice of acceleration, notice of intent to accelerate, notice of intent to proceed against any collateral and all other notices now or hereafter provided for by law.

8.    In the event that Guarantor shall advance or become obligated to pay any sums hereunder, or in the event that for any reason Borrower and/or any subsequent owner of collateral for the Loan is now or shall hereafter become indebted or obligated to Guarantor, the amount of such sums and of such indebtedness and obligation and interest thereon shall at all times be subordinate as to lien, time of payment and in all other respects to the amounts owing to Lenders under the Loan Documents. Guarantor shall have no right to participate in any way in the Note, in the Credit Agreement, in the other Loan Documents or in the right, title or interest of Agent in any collateral for the Loan, or to receive payments from Borrower upon any such indebtedness or obligation, notwithstanding any payments made by Guarantor hereunder, all rights of reimbursement, indemnification, subrogation and participation being hereby expressly subordinated, unless and until the entire indebtedness owing to Lenders under the Loan Documents has been paid in full and all other obligations of Borrower under the Loan Documents have been fully performed, discharged and satisfied. Guarantor agrees that, following any default or event of default under the Loan Documents, and until the indebtedness evidenced and secured by the Loan Documents shall have been paid in full, Guarantor will not accept any payment or satisfaction of any kind of any indebtedness or obligation of Borrower to Guarantor, and Guarantor hereby assigns to Agent on behalf of the Lenders all right, title and interest in such indebtedness and obligations, including the right to file proof of claim and to vote thereon in connection with any bankruptcy, insolvency or reorganization proceeding, and including the right to vote on any plan of arrangement or reorganization. Further, Guarantor agrees that following any default or event of default under the Loan Documents, and until the indebtedness evidenced and secured thereby shall have been paid in full, (a) Guarantor shall not accept payment from any other guarantor or surety by way of contribution on account of any payment made hereunder by Guarantor to Agent, (b) Guarantor will not take any action to exercise or enforce any rights to such contribution, and (c), if Guarantor should receive any payment, satisfaction or security for any indebtedness or obligation of Borrower to Guarantor or for any contribution by any other guarantor or surety for payment made hereunder by Guarantor to Agent, the same shall be delivered to Agent on behalf of Lenders in the form received, endorsed or assigned as may be appropriate, for application on account of or as security for the indebtedness evidenced and secured by the Loan Documents, and, until so delivered, shall be held in trust for Agent as security for said indebtedness.

9.    Guarantor hereby warrants and represents unto Agent and Lenders that (a) any and all balance sheets, net worth statements and other financial statements and data which have heretofore been given to Agent with respect to Guarantor more particularly described on Exhibit A hereto fairly and accurately represent the financial condition of Guarantor as of the dates thereof, and, since the dates thereof, there has been no material adverse change in the financial condition of Guarantor; (b) except as may be set out on Exhibit B attached hereto, (i) there are no legal proceedings, material claims or demands pending against, or to the knowledge of Guarantor threatened in writing against, Guarantor or any of Guarantor’s assets, in which an adverse result would have a material adverse effect upon Guarantor, (ii) Guarantor is not in breach or default of any obligation to pay money, and (iii) no event (including specifically Guarantor’s execution and delivery of this Guaranty) has occurred which, with or without the lapse of time or action by a third party, constitutes or could constitute a material breach or material default under any document evidencing or securing any obligation to pay money or under any other contract or agreement to which Guarantor is a party; (c) Guarantor has knowledge of Borrower’s financial condition and affairs and of all other circumstances which bear upon the risk assumed by Guarantor under this Guaranty; (d) Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation or organization and is duly qualified and in good standing in every other jurisdiction where it is doing business except where the failure to so qualify would not have a material adverse effect and has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business and to execute, deliver and perform this Guaranty; and this Guaranty has been duly authorized, executed and delivered by Guarantor so as to constitute this Guaranty the valid and binding obligation of Guarantor, enforceable in accordance with its terms; (e) Guarantor shall at all times maintain its existence and shall cause its shares to be listed and admitted to trading on the New York Stock Exchange; (f) Guarantor meets the requirements of the United States Internal Revenue Code of 1986, as amended, and any applicable regulations thereunder and rulings with respect thereto, for qualification as a real estate investment trust; (g) Guarantor shall not, without the prior written consent of Agent, amend, supplement or modify the terms of its Articles of Incorporation or other charter or enabling documents which would impair Guarantor’s ability to perform its obligations hereunder; and (h) Guarantor shall maintain its qualification to transact business in its state of organization, in each state in which failure so to qualify would permanently preclude Guarantor from enforcing its rights with respect to any material asset or would expose Guarantor to any material liability. (Guarantor hereby agrees to continue to keep itself informed thereof while this Guaranty is in force and agrees that neither Agent nor Lenders have or will have any obligation to investigate the financial condition or affairs of Borrower for the benefit of Guarantor or to advise Guarantor of any fact respecting, or any change in, the financial condition or affairs of Borrower or any other circumstances which may bear upon Guarantor’s risk hereunder which come to the knowledge of Agent or Lenders, their respective directors, officers, employees or agents at any time, whether or not Agent or Lenders know, believe or have reason to know or to believe that any such fact or change is unknown to Guarantor or might or does materially increase the risk of Guarantor hereunder.) Guarantor shall not transfer any of its assets for the purpose of preventing Agent from satisfying any judgment rendered under this Guaranty therefrom, either before or after the entry of any such judgment. Guarantor shall promptly deliver to Borrower all financial statements of Guarantor which Borrower is required by the Credit Agreement to deliver to Agent on behalf of Lenders in time for Borrower to deliver the same to Agent on or before the date provided for the delivery thereof under the Credit Agreement.

10.    Any notice, demand or request by Agent or its successors or assigns to Guarantor shall be in writing and shall be deemed to have been duly given or made if mailed by registered or certified mail, return receipt requested, to Guarantor at the address set forth for it in the caption hereof, or at such other address as Guarantor may notify Agent in writing, at least ten (10) days prior to the effective date of any such change of address, by registered or certified mail, return receipt requested, at the address set forth in the caption hereof, or at such other address of which Agent shall have so notified Guarantor, at least ten (10) days prior to the effective date of any such change of address. Notice so mailed shall be deemed given and made upon deposit in the United States mail.

11.    This Guaranty, for all purposes, shall be interpreted and construed in accordance with the laws of the State of Maryland, in which state it is to be performed. The unenforceability or invalidity of any provision or provisions of this Guaranty as to any persons or circumstance shall not render that provision nor any other provision or provisions herein contained unenforceable or invalid as to any other persons or circumstance, and all provisions hereof, in all other respects, shall remain valid and enforceable.

12.    Agent and Lenders may divulge all information received by them from Guarantor or any other source, including, but not limited to, information relating to the Loan, to Borrower, to any collateral for the Loan and to Guarantor, to any Lender or prospective lender or participant, and Guarantor shall cooperate with Agent and Lenders in satisfying the requirements of any such other lender for consummating such a purchase or participation.

13.    Notwithstanding any other provision or provisions herein contained, no provision of this Guaranty shall require or permit the collection from Guarantor of interest in excess of the maximum rate or amount, if any, which Guarantor may be required or permitted to pay by any applicable law.

14.    Guarantor hereby agrees that, at the option of Agent, any action to enforce this Guaranty may be brought and venued in the courts of the State of Maryland, and Guarantor hereby consents thereto and submits itself to the jurisdiction of said courts with respect to any such action. Guarantor hereby waives any right which Guarantor may have to a trial by jury in any action relating to this Guaranty.

15.    This instrument shall inure to the benefit of Agent, Lenders and their successors and assigns, and shall bind Guarantor and Guarantor’s heirs, executors, administrators, personal representatives, legal representatives, successors and assigns. The obligations of Guarantor under this Guaranty shall be enforceable in all events against Guarantor, its successors and assigns, as a claim against its estate or otherwise against the representatives of its estate, its heirs at law, the devisees and beneficiaries of its total estate and each of them. The use of any gender herein shall include all other genders.

16.    Notwithstanding anything herein contained, this Guaranty shall become null and void in the event that any person or entity shall pay, in full, the amount of principal, interest and all other sums and payments which may be then owing under the Loan Documents in accordance with the terms thereof and shall comply with and perform all of the other obligations of Borrower under the Loan Documents.

17.    Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty under seal as of the day and year first above written, intending to be legally bound.

GUARANTOR:

WITNESS/ATTEST:	SAUL CENTERS, INC., a Maryland corporation

/s/ Scott V. Schneider	By:	/s/ B. Francis Saul II
Name: B. Francis Saul II Title: Chief Executive Officer

STATE OF MARYLAND                              )

COUNTY OF MONTGOMERY                    )                                       ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that B.Francis Saul II, who is personally well known to me as, or satisfactorily proven to be, the person named as CEO of Saul Centers, Inc. in the foregoing Guaranty, bearing date as of the 19th day of December, 2007, personally appeared before me in the said jurisdiction, and acknowledged the same to be the act and deed of Saul Centers, Inc., party thereto, and delivered the same as such.

GIVEN under my hand and official seal this 19th day of December, 2007.

/s/ Linda R. Geimer
Notary Public

My Commission Expires:            July 14, 2008